CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Experts”, “Exhibit A – Form of Agreement and Plan of Reorganization”, and “Exhibit B — Financial Highlights of the Acquired Fund” in the combined Proxy Statement of Robeco Boston Partners Mid Cap Value Fund, a series of The RBB Fund, Inc., and Prospectus for John Hancock Disciplined Value Mid Cap Fund, a series of John Hancock Funds III, included in this Registration Statement (Form N-14) of John Hancock Funds III, the references to our firm under the captions “Financial Highlights” in the Prospectuses (Class A, ADV, and I) and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the John Hancock Disciplined Value Mid Cap Fund as filed with the Securities and Exchange Commission on March 12, 2010, incorporated by reference in this Registration Statement, the references to our firm under the captions “Financial Highlights” in the Institutional Class and Investor Class Prospectuses dated December 31, 2009 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated December 31, 2009 of the Robeco Boston Partners Mid Cap Value Fund, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Robeco Boston Partners Mid Cap Value Fund dated October 27, 2009, included in the 2009 Annual Report to shareholders.
/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 18, 2010